Exhibit 99.4
                                                         ------------

                                 Contact:     Kim S. Knotts
                                              Director of Investor Relations
                                              (502) 588-8207


              COMMONWEALTH INDUSTRIES' BOARD OF DIRECTORS APPOINTS
                    NEW PRESIDENT AND CHIEF EXECUTIVE OFFICER

LOUISVILLE, KENTUCKY (June 11, 2004) - Commonwealth Industries, Inc. (NASDAQ:
CMIN) announced that its board of directors has elected Steven J. Demetriou as president and chief executive officer of the Company effective June 11, 2004.

Mr. Demetriou, who currently serves on Commonwealth's board of directors, will succeed Mark V. Kaminski, the Company's current president and CEO. With a solid track record of successfully leading companies, Mr. Demetriou has been the president and CEO of Noveon, a leading global producer of advanced specialty chemicals for a broad range of consumer and industrial applications, since 2001. Previously, he was the executive vice president of IMC Global Inc. and president of IMC Crop Nutrients from 1999 to 2001. Mr. Demetriou also served in a number of leadership positions with Cytec Industries Inc. from 1997 to 1999. From 1981 to 1997, he held various positions with Exxon Corporation.

"Steve's strong management experience will help shape Commonwealth as we continue to focus on our core competencies," said Chairman of the Board Paul E. Lego. "His vision for the future of the Company complements the efforts we have been making in defining a leadership position for Commonwealth in the materials recycling and aluminum sheet business. With continued emphasis on developing creative solutions and new products for our customers, I believe that Commonwealth will extend its strong market share and brand equity."

Commenting on his election, Commonwealth's new president and CEO stated, "I am very excited about the opportunity to take a more active leadership role in the company. I believe that Commonwealth's competitive product portfolio, excellent customer base, efficient distribution channels and exceptional employees are all factors that will enable us to realize the value of the investments that have been made in the Company."

Mark Kaminski said, "I have decided to explore other opportunities that will capitalize on my 30 years of business experience, 17 of which have been with CII, and will further my personal interests in charitable and academic endeavors. I thank Commonwealth's directors, management and employees for their efforts and contributions during my tenure here, and wish them continued success in the future."

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Chairman of the Board Paul Lego further commented, "The board of directors and
Mark will ensure a smooth executive transition. We would like to acknowledge Mark's executive leadership over the past 17 years and wish him well in the future."


Commonwealth Industries is one of North America's leading manufacturers of aluminum sheet for distributors and the transportation, construction, and consumer durables end-use markets. The Company has direct-chill casting facilities in Kentucky and continuous casting mini-mills in Ohio and California. Commonwealth also is a leading manufacturer of innovative electrical products through its Alflex operations in California and North Carolina. For more information about the Company, visit Commonwealth's website at www.ciionline.com.

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the sale of Alflex and the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive position and growth opportunities are forward-looking statements. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to close the stock purchase agreement for the sale of Alflex while obtaining the approval of the regulatory agencies, the success of the implementation of the Company-wide information system, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, the success of the Company in implementing its business strategy, and other risks as detailed in the Company's various filings with the Securities and Exchange Commission.